Exhibit 10.6
AMENDMENT NO. 1
TO THE
SCIQUEST, INC.
SECOND AMENDED AND RESTATED EXIT EVENT BONUS PLAN
     The SciQuest, Inc. Second Amended and Restated Bonus Plan (the “Plan”) is hereby amended as of the Effective Date (as defined herein) as follows:
     1. Section 6.3(c) of the Plan is hereby amended to read in its entirety as follows:
     (c) Automatic Termination of Plan Upon Passage of Time. As of October 28, 2010 (the “Automatic Termination Date”), this Plan shall automatically terminate and no Participant shall accrue any Bonus Benefit under this Plan after such date; provided, however, in the event that the Automatic Termination Date occurs at a time that the Corporation either (i) is a party to a duly executed and in effect term sheet for a Merger Event or (ii) has filed a registration statement under the Securities Act with respect to a Public Offering, then this Plan shall remain in effect for a period of ninety (90) days following the Automatic Termination Date and shall automatically terminate on the ninety-first (91st) day thereafter.
     2. Effective Date. The effective date of this Amendment is March 24, 2010 (the “Effective Date”).
     3. Miscellaneous.
          (a) Capitalized terms not otherwise defined herein shall have the meanings given them in the Plan.
          (b) Except as specifically amended hereby, the Plan shall otherwise remain in full force and effect in accordance with its terms.
     IN WITNESS WHEREOF, the Company has caused this Amendment No. 1 to the SciQuest, Inc. Second Amended and Restated Exit Event Bonus Plan to be executed as of the Effective Date.

SCIQUEST, INC.
By:	/s/ Stephen J. Wiehe
Stephen J. Wiehe, Chief Executive Officer